Filed Pursuant to Rule 424(b)(5)

Registration No. 333-259224

PROSPECTUS SUPPLEMENT

(To prospectus dated September 8, 2021)

2,620,000 American Depositary Shares representing 26,620,000 Ordinary Shares

Pre-funded Warrants to Purchase up to 1,824,445 American Depositary Shares

Up to 1,824,445 American Depositary Shares representing 18,244,450 Ordinary Shares issuable upon exercise of the Pre-funded Warrants

Kazia Therapeutics Limited

We are offering 2,620,000 American Depositary Shares (“ADSs”) in this offering to an institutional investor pursuant to this prospectus supplement and accompanying base prospectus and a securities purchase agreement dated as of November 30, 2023, by and between us and the purchaser signatory thereto (the “Securities Purchase Agreement”). Each ADS represents ten (10) fully paid ordinary shares, no par value per ordinary share (the “Ordinary Shares”). We are also offering Pre-funded Warrants to purchase up to 1,824,445 ADSs (the “Pre-funded Warrants”) to the institutional investor pursuant to this prospectus supplement, the accompanying base prospectus and the Securities Purchase Agreement. The purchase price of each ADS is $0.45, and the purchase price of each Pre-funded Warrant is $0.44 (equal to the purchase price per ADS minus $0.01). Such investor will also receive unregistered warrants to purchase up to 4,444,445 ADSs (the “Warrants”) in a concurrent private placement. The Warrants and the ADSs representing Ordinary Shares issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended, (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying base prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. The Warrants have an exercise price of $0.583 per ADS, exercisable immediately upon issuance and will expire five and one-half (5.5) years from the date of issuance.

A holder of Pre-funded Warrants will not have the right to exercise any portion of its Pre-funded Warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of the Ordinary Shares outstanding immediately after giving effect to such exercise. The Pre-funded Warrants may only be exercised to purchase whole ADSs at an exercise price of $0.01 per ADS. The Pre-funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. There is no established public trading market for the Pre-funded Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-funded Warrants on the Nasdaq Stock Market (“Nasdaq”) or any other securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-funded Warrants will be limited. The ADSs issuable from time to time upon exercise of the Pre-funded Warrants are also being offered by this prospectus supplement and the accompanying base prospectus. We refer to the ADSs and the Pre-funded Warrants being offered hereby and the ADSs issued or issuable upon exercise of the Pre-funded Warrants being offered hereby, collectively, as the “securities.”

As of the date of this prospectus supplement, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates pursuant to General Instruction I.B.5 of Form F-3 is $23,321,110, based on 235,566,770 Ordinary Shares outstanding held by non-affiliates (which would be represented by 23,556,677 ADSs), and a per ADS price of $0.99 per ADS, the closing price of the ADSs on October 2, 2023, as reported on Nasdaq. As of the date hereof, we have sold or offered an aggregate of $1,092,541 of ADSs pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus supplement. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities pursuant to the registration statement of which this prospectus supplement forms a part in a public primary offering with a value exceeding one-third of our outstanding voting and non-voting common equity held by non-affiliates (the “public float”) in any 12-month period so long as our public float remains below $75.0 million.

The ADSs representing our ordinary shares are listed on the Nasdaq Capital Market under the symbol “KZIA.” On November 30, 2023, the last reported sale price of the ADSs on Nasdaq was $0.56 per ADS.

We are a “foreign private issuer”, as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Summary—Implications of Being a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-9 of this prospectus supplement, on page 7 of the accompanying base prospectus and in the documents incorporated by reference into this prospectus supplement.

None of the United States Securities and Exchange Commission, any state securities commission or any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

	Per ADS	Per Pre- funded Warrant	Total
Offering price	$0.4500	$0.4400	$1,981,755.80
Placement agent fees(1)	$0.0315	$0.0315	$140,000.02
Proceeds to us, before expenses(2)	$0.4185	$0.4085	$1,841,755.78

(1)

We will pay the Placement Agent (as defined below) a cash fee equal to 7.0% of the aggregate gross proceeds of this offering. In addition, we will pay the Placement Agent a management fee equal to 1.0% of the aggregate gross proceeds of this offering, $25,000 for non-accountable expenses, $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses, and $15,950 for clearing expenses. In addition, we agreed to issue to the Placement Agent, or its designees, warrants to purchase up to 311,111 ADSs at an exercise price of $0.5625 per ADS (the “Placement Agent Warrants”). See “Plan of Distribution” on page S-29 of this prospectus supplement for more information regarding the Placement Agent’s compensation.

(2)

The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the Warrants being issued in the concurrent private placement or the Placement Agent Warrants.

We have retained H.C. Wainwright & Co., LLC (“Wainwright” or the “Placement Agent”) to act as our placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying base prospectus and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the securities.

We anticipate that delivery of the ADSs and the Pre-funded Warrants will be made on or about December 5, 2023, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

Prospectus supplement dated November 30, 2023

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of the registration statement (No. 333-259224) that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. This prospectus supplement describes the terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and any free writing prospectus filed by us with the SEC. We have not, and the Placement Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities. We are not, and the Placement Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, any documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, any documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying base prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation of Information by Reference,” on pages S-32 and S-34, respectively, of this prospectus supplement.

Unless otherwise stated, all references in this prospectus supplement or the accompanying base prospectus to the “Company,” “Kazia,” “Kazia Therapeutics,” “we,” “us,” and “our,” except where the context requires otherwise, refer to Kazia Therapeutics Limited and its wholly owned subsidiaries on a consolidated basis, unless the context otherwise provides.

We own various trademark registrations and applications, and unregistered trademarks, including Kazia and Kazia Therapeutics and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus supplement are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ®, ™ or RTM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus supplement contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where it is unlawful to make such offer or solicitation.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying base prospectus applicable to that jurisdiction.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein contain statements that are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. All statements other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward looking statements. In some cases, you can identify forward-looking statements by the words “could,” “believe,” “anticipate, ” “intend, ” “estimate, ” “expect, ” “may, ” “continue, ” “predict, ” “potential,” “project, ” or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements about:

•	our plans to develop and potentially commercialize our product candidates, including contractual arrangements with third parties;

•	the timing of the initiation and completion of preclinical studies and clinical trials

•	the timing of patient enrollment and dosing in any future clinical trials;

•	the timing of the availability of data from clinical trials;

•	expectations about the successful completion of clinical trials;

•	the timing of expected regulatory filings;

•	expectations about approval by regulatory authorities of our drug candidates;

•	the clinical utility and potential attributes and benefits of our product candidates, including the potential duration of treatment effects;

•	potential licenses of intellectual property and collaborations;

•	the commercialization of our product candidates, if approved;

•	expectations regarding expenses, ongoing losses, future revenue and capital needs;

•	our financial performance;

•	our use of proceeds from any offering made pursuant to this prospectus supplement;

•	the length of time over which we expect our cash and cash equivalents to be sufficient; and

•	our intellectual property position and the duration of our patent portfolio.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying base prospectus, and documents incorporated by reference herein, particularly in the section titled “Risk Factors,” in this prospectus supplement and in our Annual Report on Form 20-F for the fiscal year ended June 30, 2023, which is incorporated herein by reference that we believe may cause our actual results or events to differ materially from those expressed or implied by our forward-looking statements. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the documents that we have filed as exhibits to the registration statement of which this prospectus supplement forms a part, completely and with the understanding that our actual future results, performance or achievements may be materially different from what we expect. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus supplement, the accompanying base prospectus, and any related free writing prospectus, and in the documents incorporated by reference herein or therein. This summary is not complete and does not contain all of the information that you should consider before making an investment. You should read this entire prospectus supplement and the accompanying base prospectus carefully, especially the risks of investing in the ADSs discussed under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement and other risks set forth under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended June 30, 2023, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement, which are described under the heading “Incorporation of Certain Information by Reference”, the accompanying base prospectus and any related free writing prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying base prospectus.

The Company

We are an emerging oncology-focused biotechnology company that has a portfolio of development candidates, diversified across several distinct technologies, with the potential to yield first-in-class and best-in-class agents in a range of oncology indications. Our lead development candidate is paxalisib (formerly known as GDC-0084), a small-molecule, brain-penetrant inhibitor of the PI3K / Akt / mTor pathway, that is being developed as a potential therapy for glioblastoma, the most common and most aggressive form of primary brain tumour in adults, as well as other forms of brain cancer. Our second asset is EVT801, a small-molecule selective inhibitor of vascular endothelial growth factor receptor 3, which we licensed from Evotec SE in April 2021. In November 2021, we commenced recruitment to a phase I, first-in-human, multiple-ascending-dose, clinical trial of EVT801 in patients with advanced solid tumors.

Recent Developments

Delisting from the ASX

On October 11, 2023 we announced that we submitted a formal application to the Australian Securities Exchange (“ASX”) to be removed from the official list of the ASX (the “Official List”) in accordance with ASX Listing Rule 17.11. On November 15, 2023, we were removed from the Official List and our ordinary shares ceased to be traded on the ASX.

Non-Compliance with Nasdaq Continued Listing Requirements

The ADSs are currently listed on the Nasdaq Capital Market. On November 20, 2023, we received a letter from the Listing Qualifications Staff of Nasdaq notifying us that, for the previous 30 consecutive business days, the bid price for the ADSs had closed below the minimum $1.00 bid price per share requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The deficiency notification has no immediate impact on our operations or listing. The ADSs will continue to trade as normal on Nasdaq Capital Market under the ticker “KZIA.”

Under Nasdaq Listing Rules, we have 180 calendar days from the date of the notice, or until May 20, 2024, to regain compliance with the minimum bid price requirement, during which time the ADSs will continue to trade as normal on the Nasdaq Capital Market. If at any time before May 20, 2024, the bid price of the ADSs closes at or above $1.00 per share for a minimum of 10 consecutive business days, we will regain compliance with the minimum bid requirement. If we do not regain compliance during this period, we may be eligible, upon satisfaction of certain Nasdaq requirements, for an additional period of 180 calendar days to regain compliance or the ADSs may be subject to delisting from Nasdaq.

We intend to monitor the bid price of the ADSs and will consider taking such actions as may be necessary and appropriate to achieve compliance with continued listing requirements prior to the expiration of all available grace periods.

Corporate Information

Kazia Therapeutics Limited (formerly Novogen Limited) was incorporated in Australia in 1994. The ADSs each representing ten fully paid ordinary shares, are listed on the Nasdaq Capital Market under the symbol “KZIA”. The Depositary for the ADSs is The Bank of New York Mellon, 240 Greenwich Street, New York, NY 10286.

Our principal executive offices are located at Level 24, Three International Towers, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia. Our telephone number is +61-2-9472-4101. Our corporate email address is info@kaziatherapeutics.com. Our website address is www.kaziatherapeutics.com. Information on our website and the websites linked to it do not constitute part of this prospectus supplement or the registration statement to which this prospectus supplement forms a part. Our agent for service of process in the United States is Vcorp Services, LLC, 25 Robert Pitt Drive, Suite 204, Monsey, New York 10952.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. As long as we qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•	the requirement to comply with Regulation FD, which requires selective disclosure of material information;

•

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. As a result, some investors may find the ADSs less attractive, which could result in a less active trading market for the ADSs or more volatility in the price of the ADSs.

THE OFFERING

ADSs offered by us	2,620,000 ADSs representing 26,200,000 Ordinary Shares.

Pre-funded Warrants offered by us	We are offering Pre-funded Warrants to purchase up to 1,824,445 ADSs to a purchaser, whose purchase of ADSs in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering. Each Pre-funded Warrant is exercisable for one ADS. The purchase price of each Pre-funded Warrant is equal to the price at which each ADS is being sold in this offering, minus $0.01, and the exercise price of each Pre-funded Warrant is $0.01 per ADS. The Pre-funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. This prospectus supplement also relates to the offering of 1,824,445 ADSs issuable upon exercise of the Pre-funded Warrants. We do not intend to apply for listing of the Pre-funded Warrants on the Nasdaq or any other securities exchange or nationally recognized trading system. See “Description of Securities.”

Concurrent private placement	In a concurrent private placement, we are issuing to the purchaser of the ADSs in this offering the Warrants to purchase up to an additional 4,444,445 ADSs. The Warrants will be immediately exercisable when issued at an exercise price of $0.583 per ADS and will expire five and one-half years from the issuance date. The Warrants and the ADSs issuable upon exercise of the Warrants are not being offered pursuant to this prospectus supplement and accompanying base prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. See “Concurrent Private Placement of Warrants.”

Ordinary Shares to be outstanding after this offering	281,859,894 Ordinary Shares, assuming exercise in full of the Pre-funded Warrants offered in this offering.

The ADSs

Each ADS represents ten (10) Ordinary Shares. The ADSs will be delivered by The Bank of New York Mellon, as depositary (the “Depositary”).

The Depositary, as depositary, or its nominee, will be the holder of the Ordinary Shares underlying your ADSs and you will have rights as provided in the Deposit Agreement, dated as of June 6, 2016, among us, the Depositary and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), a form of which has been filed as Exhibit 2.1 to the Annual Report on Form 20-F filed by us with the SEC on October 27, 2016.

Subject to the terms of the Deposit Agreement and in compliance with the relevant requirements set out in the prospectus, you may turn in your ADSs to the Depositary for cancellation and withdrawal of the Ordinary Shares underlying your ADSs. The Depositary will charge you fees for such cancellations pursuant to the Deposit Agreement.

You should carefully read the “Description of American Depositary Shares” section of the accompanying base prospectus and the Deposit Agreement to better understand the terms of the ADSs.

Use of proceeds	We expect to receive net proceeds of approximately $1.6 million from this offering, after deducting the placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, which may include working capital, expenses related to research, clinical development and commercial efforts, and general and administrative expenses. See “Use of Proceeds.”

Risk factors	Investing in our securities involves significant risks. You should read the section titled “Risk Factors” beginning on page S-9 of this prospectus supplement and under similar headings in other documents or incorporated by reference into this prospectus supplement and the accompanying base prospectus for a discussion of the factors you should carefully consider before deciding to purchase the ADSs.

Dividend policy	We have never declared or paid any cash dividends to our shareholders, and we currently do not expect to declare or pay any cash dividends in the foreseeable future. See “Dividend Policy.”

Listing	The ADSs are listed on the Nasdaq Capital Market under the symbol “KZIA.”

Depositary	The Bank of New York Mellon.

The number of Ordinary Shares to be outstanding after this offering is based on 237,415,444 Ordinary Shares outstanding as of November 29, 2023 (such number of Ordinary Shares would be represented by 23,741,544 ADSs) and excludes 14,780,000 ordinary shares issuable upon the exercise of options for ordinary shares outstanding as of June 30, 2023, with a weighted-average exercise price of $0.42 per share.

Except as otherwise indicated, the information in this prospectus supplement, including the number of Ordinary Shares that will be outstanding after this offering assumes (i) full exercise of the Pre-funded Warrants offered in this offering for cash, (ii) no exercise of the Placement Agent Warrants to be issued to the Placement Agent or its designees as compensation in connection with this offering, and (iii) no exercise of the Warrants to be issued in the concurrent private placement.

The weighted-average exercise price per share above has been calculated based upon an exchange rate of A$1.00 to US$0.6630, as published by the Reserve Bank of Australia on June 30, 2023.

RISK FACTORS

Investing in the ADSs involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus supplement, the accompanying base prospectus and documents incorporated by reference herein before making an investment decision. The risks and uncertainties described below and incorporated by reference are not the only ones we face. Additional risks and uncertainties not presently known to us may also adversely affect our business. Our business, financial condition and/or results of operations could be materially and adversely affected if any of these risks occur, and as a result the trading price of the ADSs could decline and you could lose all or part of your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

Risks Related to this Offering, Our Ordinary Shares, and the ADSs

The market price of the ADSs has been and will likely continue to be volatile and you could lose all or part of your investment.

The market price of the ADSs has been and may continue to be highly volatile and could be subject to large fluctuations in response to the risk factors discussed in this section, and others beyond our control, including the following:

•	unacceptable toxicity findings in animals or humans;

•	lack of efficacy in human trials at Phase II stage or beyond;

•	announcements of technological innovations by us and our competitors;

•	new products introduced or announced by us or our competitors;

•	changes in financial estimates by securities analysts;

•	actual or anticipated variations in operating results;

•	expiration or termination of licenses, research contracts or other collaboration agreements;

•	conditions or trends in the regulatory climate in the biotechnology, pharmaceutical and genomics industries;

•	changes in the market values of similar companies;

•	the liquidity of any market for our securities; and

•	additional sales by us of our securities.

In addition, equity markets in general and the market for biotechnology and life sciences companies in particular, have experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the companies traded in those markets. Further changes in economic conditions in Australia, the U.S., EU, or globally, could impact our ability to grow profitably. Adverse economic changes are outside our control and may result in material adverse effects on our business or results of operations. These broad market and industry factors may materially affect the market price of the ADSs regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources.

If the market price of the ADSs falls and remains below $5.00 per share, under stock exchange rules, our stockholders will not be able to use such ADSs as collateral for borrowing in margin accounts. This inability to use ADSs as collateral may depress demand as certain institutional investors are restricted from investing in securities priced below $5.00 and may lead to sales of such ADSs, creating downward pressure on and increased volatility in the market price of the ADSs

We have broad discretion in the use of the net proceeds from the offering and may not use them effectively.

Our board of directors and management will have broad discretion in the application of the net proceeds from the offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the ADSs. The failure by our board of directors and management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of the ADSs to decline and delay the development of our product candidates or any future therapeutic candidates. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

If we cannot meet Nasdaq’s continued listing requirements, Nasdaq may delist the ADSs, which could have an adverse impact on the liquidity and market price of the ADSs.

The ADSs are currently listed on the Nasdaq Capital Market. On November 20, 2023, we received a letter from the Listing Qualifications Staff of Nasdaq notifying us that, for the previous 30 consecutive business days, the bid price for the ADSs had closed below the minimum $1.00 bid price per share requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2).

Under Nasdaq Listing Rules, we have 180 calendar days from the date of the notice, or until May 20, 2024, to regain compliance with the minimum bid price requirement, during which time the ADSs will continue to trade as normal on the Nasdaq Capital Market. If at any time before May 20, 2024, the bid price of the ADSs closes at or above $1.00 per share for a minimum of 10 consecutive business days, we will regain compliance with the minimum bid requirement. If we do not regain compliance during this period, we may be eligible, upon satisfaction of certain Nasdaq requirements, for an additional period of 180 calendar days to regain compliance or the ADSs may be subject to delisting from Nasdaq.

We cannot assure you that we will regain compliance, or if we do regain compliance, that we will remain in compliance with all applicable requirements for continued listing on the Nasdaq Capital Market. If we fail to sustain compliance with all applicable requirements for continued listing on the Nasdaq Capital Market, the ADSs may be subject to delisting by Nasdaq. This could inhibit the ability of holders of the ADSs to trade their ADSs in the open market, thereby severely limiting the liquidity of such ADSs. Although holders of the ADSs may be able to trade such ADSs on the over-the-counter market, there can be no assurance that this would occur. Further, the over-the-counter market provides significantly less liquidity than Nasdaq and other national securities exchanges, is thinly traded and highly volatile, has fewer market makers and is not followed by analysts. As a result, your ability to trade or obtain quotations for these securities may be more limited than if they were quoted on Nasdaq or other national securities exchanges.

You will experience immediate and substantial dilution in the net tangible book value per share of any ADSs or ADSs that may be issued upon the exercise of any Pre-funded Warrants you purchase.

The offering price per share for the ADSs or ADSs that may be issued upon exercise of the Pre-funded Warrants being offered will be substantially higher than the net tangible book value per share of our outstanding ordinary shares immediately after this offering. Consequently, if you purchase ADSs in this offering, you will incur substantial and immediate dilution in the net tangible book value of your investment. Net tangible book value per ordinary share represents our total net assets less our total net intangibles, divided by the number of ordinary shares outstanding at September 30, 2023. To the extent that options that are currently outstanding are exercised or converted, there will be further dilution in your investment. We may also issue additional ordinary shares, options and other securities in the future that may result in further dilution of your ordinary shares. See “Dilution” for a calculation of the difference between the offering price and the net tangible book value per ADS thereafter.

Raising additional capital, including as a result of this offering, may cause dilution to our existing shareholders, restrict our operations or cause us to relinquish valuable rights.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity, convertible debt securities or other equity-based derivative securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as holder of ADSs. Any indebtedness we incur would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Any debt or additional equity financing that we raise may contain terms that are not favorable to us or our shareholders. Furthermore, the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of the ADSs to decline and existing shareholders may not agree with our financing plans or the terms of such financings. If we raise additional funds through strategic partnerships, collaborations, and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, technologies or our product candidates, or grant licenses on terms unfavorable to us.

Future sales or issuances of the ADSs, including any ADSs issuable upon exercise of the Pre-funded Warrants, in the public markets, the exercise of the Warrants, or the perception of such sales, could depress the trading price of the ADSs.

The sale of a substantial number of shares or ADSs, including any ADSs issuable upon exercise of the Pre-funded Warrants, or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of the ADSs and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of the ADSs at any time pursuant to this prospectus supplement or in one or more separate offerings. In addition, we will be issuing Pre-funded Warrants to purchase 1,824,445 ADSs in this offering and Warrants to purchase 4,444,445 ADSs in the concurrent private placement. To the extent that holders of the Pre-funded Warrants, or the Warrants sell the ADSs issued upon the exercise of such warrants, the market price of the ADSs may decrease due to the additional selling pressure in the market. We cannot predict the effect that future sales of ADSs or other equity-related securities would have on the market price of the ADSs.

Holders of the Pre-funded Warrants purchased in this offering will have no rights as ADS holders until such holders exercise such Pre-funded Warrants and acquire the ADSs.

Until holders of the Pre-funded Warrants purchased in this offering acquire the ADSs upon exercise thereof, holders of the Pre-funded Warrants will have no rights with respect to the ADSs underlying the Pre-funded Warrants. Upon exercise of any of the Pre-funded Warrants purchased in this offering, such holders will be entitled to exercise the rights of an ADS holder only as to matters for which the record date occurs after the exercise date.

There is no public market for the Pre-funded Warrants being offered in this offering.

There is no public trading market for the Pre-funded Warrants being offered in this offering and we do not expect a market to develop for either. In addition, we do not intend to list the Pre-funded Warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-funded Warrants will be limited.

You are reliant on the Depositary to exercise your voting rights and to receive distributions on ADSs and, as a result, you may be unable to exercise your voting rights on a timely basis or you may not receive certain distributions.

In certain circumstances, holders of ADSs may have limited rights relative to holders of ordinary shares. The rights of holders of ADSs with respect to the voting of ordinary shares and the right to receive certain distributions may be limited in certain respects by the Deposit Agreement entered into by us and The Bank of New York Mellon. For example, although ADS holders are entitled under the Deposit Agreement, subject to any applicable provisions of Australian law and of our Constitution, to instruct the depositary as to the exercise of the voting rights pertaining to the ordinary shares represented by the ADSs, and the depositary has agreed that, if we asked it to solicit voting instructions, it will try, as far as practical, to vote the ordinary shares so represented in accordance with such instructions, ADS holders may not receive notices sent by the depositary in time to ensure that the depositary will vote the ordinary shares. This means that, from a practical point of view, the holders of ADSs may not be able to exercise their right to vote. In addition, under the Deposit Agreement, the depositary has the right to restrict distributions to holders of the ADSs in the event that it is unlawful or impractical to make such distributions. We have no obligation to take any action to permit distributions to holders of the ADSs. As a result, holders of ADSs may not receive distributions.

We do not currently intend to pay dividends on our securities and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the ADSs.

We have not declared or paid any cash dividends on our ordinary shares since November 2012 and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our operations and growth. Therefore, you are not likely to receive any dividends on your ADSs for the foreseeable future and the success of an investment in the ADSs will depend upon any future appreciation in its value. Consequently, investors may need to sell all or part of their holdings of the ADSs after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that the ADSs will appreciate in value or even maintain the price at which our shareholders have purchased them. Investors seeking cash dividends should consider not purchasing the ADSs.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of ADSs representing Ordinary Shares in this offering will be approximately $1.6 million, assuming exercise of all Pre-funded Warrants being issued in this offering for cash, and no exercise of the Warrants being issued in the concurrent private placement, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering.

We currently intend to use the net proceeds of this offering for general corporate purposes, which may include working capital, expenses related to research, clinical development and commercial efforts, and general and administrative expenses.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We may also use a portion of the net proceeds to in-license, acquire, or invest in additional businesses, technologies, products or assets. We cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. Predicting the cost necessary to develop product candidates and commercialize approved products can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, any collaborations that we may enter into with third parties for our therapeutic candidates and any unforeseen cash needs. Our management will retain broad discretion over the allocation of the net proceeds from this offering.

DIVIDEND POLICY

Since our inception, we have not declared or paid any dividends on our shares. We intend to retain any earnings for use in our business and do not currently intend to pay cash dividends on our ordinary shares. Dividends, if any, on our outstanding Ordinary Shares will be declared by and subject to the discretion of our board of directors, and subject to Australian law.

Any dividend we declare will be paid to the holders of ADSs, subject to the terms of the Deposit Agreement, to the same extent as holders of our ordinary shares, to the extent permitted by applicable law and regulations, less the fees and expenses payable under the Deposit Agreement. Any dividend we declare will be distributed by the depositary bank to the holders of ADSs, subject to the terms of the Deposit Agreement. See “Description of American Depositary Shares” in the accompanying base prospectus.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2023:

•	on an actual basis;

•

on an as adjusted basis, to give effect to the sale of 832,026 ADSs at an average offering price of $1.23 per ADS between July 1, 2023 and October 1, 2023 (after deducting offering expenses), pursuant to the equity distribution agreement with Oppenheimer & Co. Inc., dated April 22, 2022, relating to the sale of ADSs in “at the market offerings”; and

•

on an as further adjusted basis to give further effect to the sale of the ADSs and the Pre-funded Warrants in this offering, assuming full exercise of the Pre-funded Warrants for cash and the issuance of the Warrants in the concurrent private placement, after deducting placement agent fees and estimated offering expenses payable by us (assuming no exercise of the Warrants).

You should read this table in conjunction with the section titled “Use of Proceeds” and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying base prospectus. The information in the table below has been calculated based upon an exchange rate of A$1.00 to US$0.6630, as published by the Reserve Bank of Australia on June 30, 2023.

	June 30, 2023
(In thousands)	Actual (US$)	As Adjusted (US$)	As Further Adjusted (US$)
Cash and cash equivalents	3,475	4,464	5,996

Equity:
Contributed equity	64,611	65,600	67,132
Other contributed equity	—	—	—
Reserves	2,441	2,441	2,441
Accumulated losses	(59,062)	(59,062)	(59,062)

Total equity	7,990	8,979	10,511

Total capitalization	7,990	8,979	10,511

DILUTION

If you invest in the ADSs or Pre-funded Warrants, your interest will be diluted immediately to the extent of the difference between the effective offering price per ADS you will pay in this offering and our net tangible book value per ADS after giving effect to this offering.

As of June 30, 2023, our net tangible book value was $(3,460,483), or $(0.152) per ADS. Our net tangible book value per ADS represents our total net assets less our total net intangibles, divided by the number of ADSs outstanding at June 30, 2023.

After giving further effect to this offering (which includes the issuance and sale of 2,620,000 ADSs and Pre-funded Warrants to purchase up to an aggregate of 1,824,445 ADSs), assuming full exercise of the Pre-funded Warrants to be issued in this offering for cash, and the issuance of the Warrants in the concurrent private placement, after deducting placement agent fees and estimated offering expenses payable by us (assuming no exercise of the Warrants offered in the concurrent private placement), our as adjusted net tangible book value as of June 30, 2023 would have been approximately $(1,928,218), or $(0.071) per ADS. This represents an immediate increase in the as adjusted net tangible book value of $0.081 per ADS to our existing shareholders and an immediate dilution of approximately $0.521 per ADS to purchasers of securities in this offering, as illustrated by the following table:

Offering price per ADS		$0.45
Historical net tangible book value per ADS as of June 30, 2023	$(0.152)
Increase in net tangible book value per ADS attributable to this offering	$0.081

As adjusted net tangible book value per ADS as of June 30, 2023 after giving effect to this offering		$(0.071)
Dilution per ADS to the investor purchasing ADSs in this offering		$0.521

The above table and information are based on 228,029,114 Ordinary Shares outstanding as of June 30, 2023 (such number of Ordinary Shares would be represented by 22,802,911 ADSs) and excludes 14,780,000 Ordinary Shares issuable upon the exercise of options for Ordinary Shares outstanding as of June 30, 2023, with a weighted-average exercise price of $0.42 per share.

To the extent that options are issued under our Officers’ and Employee’s Share Option Plan or we sell additional ordinary shares or ADSs in the future, there will be further dilution to investors participating in this offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

The net tangible book value and weighted-average exercise price per share above have been calculated based upon an exchange rate of A$1.00 to US$0.6630, as published by the Reserve Bank of Australia on June 30, 2023.

DESCRIPTION OF SECURITIES

We are offering 2,620,000 ADSs and Pre-funded Warrants to purchase up to 1,824,445 ADSs. The following description of the ADSs and Pre-funded Warrants summarizes the material terms and provisions thereof, including the material terms of the ADSs and Pre-funded Warrants we are offering under this prospectus supplement and the accompanying base prospectus. This prospectus supplement also relates to the offering of ADSs issuable upon exercise, if any, of the Pre-funded Warrants issued in this offering.

American Depositary Shares

The material terms and provisions of the ADSs are described in the accompanying base prospectus and in Item 12.D “Description of Securities other than Equity Securities—American Depositary Share” to our Annual Report on Form 20-F for the fiscal year ended June 30, 2023, which is incorporated by reference into this prospectus supplement.

Pre-funded Warrants

The term “pre-funded” refers to the fact that the purchase price of ADSs in this offering includes almost the entire exercise price that will be paid under the Pre-funded Warrants, except for a nominal remaining exercise price of $0.01. The following summary of certain terms and provisions of the Pre-funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-funded Warrants, the form of which is or shall be filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K which shall be incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrants for a complete description of the terms and conditions of the Pre-funded Warrants.

The purpose of the Pre-funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the purchaser, 9.99%) of our outstanding Ordinary Shares following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-funded Warrants in lieu of ADSs which would result in such ownership of more than 4.99% (or 9.99%) of our outstanding Ordinary Shares, and receive the ability to exercise their option to purchase the shares underlying the Pre-funded Warrants at such nominal price at a later date.

Duration and Exercise Price

Each Pre-funded Warrant offered hereby has an initial exercise price per ADS equal to $0.01. Pre-funded Warrants are immediately exercisable and may be exercised at any time until the Pre-funded Warrants are exercised in full. The exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting the Ordinary Shares and the exercise price.

Exercisability

The Pre-funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the Pre-funded Warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the Pre-funded Warrants at closing to have their Pre-funded Warrants exercised immediately upon issuance and receive ADSs underlying the Pre-funded Warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the Pre-funded Warrants to the extent that the holder would own more than 4.99% of the outstanding Ordinary Shares (or, at the election of the purchaser, 9.99%), except that upon at least 61 days’ prior notice from the holder to us, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding shares after exercising the holder’s Pre-funded Warrants up to 9.99% of our outstanding Ordinary Shares. No fractional ADSs will be issued in connection with the exercise of a Pre-funded Warrant. In lieu of fractional shares, we may, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Pre-funded Warrant or round up to the next whole ADS.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the Pre-funded Warrants, to the extent not prohibited under Australian law. Subject to the holder’s right to receive ADSs upon a “cashless exercise,” in no event will we be required to net cash settle any exercise of the Pre-funded Warrants.

Transferability

Subject to applicable laws, a Pre-funded Warrant may be transferred at the option of the holder upon surrender of the Pre-funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no trading market available for the Pre-funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system, nor do we have any obligation to do so.

Right as a Shareholder

Except as otherwise provided in the Pre-funded Warrants or by virtue of such holder’s ownership of the ADSs or Ordinary Shares, the holders of the Pre-funded Warrants do not have the rights or privileges of holders of the ADSs or Ordinary Shares, including any voting rights, dividends or other rights as a shareholder of the Company, until they exercise their Pre-funded Warrants.

Fundamental Transaction

If, at any time while the Pre-funded Warrants are outstanding, (1) we, directly or indirectly, in one or more related transactions, merge or consolidate with or into another person (other than for the purpose of changing our name and/or the jurisdiction of incorporation), (2) we, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of the Ordinary Shares (or Ordinary Shares underlying the ADSs) are permitted to sell, tender or exchange their Ordinary Shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding Ordinary Shares or 50% or more of the voting power of our common equity (including any Ordinary Shares underlying the ADSs), (4) we, directly or indirectly, effect any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are converted into or exchanged for other securities, cash or property, or (5) we, directly or indirectly, consummate a share purchase agreement or other business combination with another person whereby such other person acquires 50% or more of our outstanding Ordinary Shares (including any Ordinary Shares underlying the ADSs) or 50% or more of the voting power of our common equity (each, a “Fundamental Transaction”), then upon any subsequent exercise of the Pre-funded Warrants, a holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Ordinary Shares (including Ordinary Shares underlying the ADSs) then issuable upon exercise of the Pre-funded Warrant, and any additional consideration payable as part of the Fundamental Transaction.

CONCURRENT PRIVATE PLACEMENT OF WARRANTS

Concurrently with the closing of the sale of ADSs in this offering, we also expect to issue and sell Warrants to purchase an aggregate of up to 4,444,445 ADSs. The following summary of certain terms and provisions of the Warrants offered in our concurrent private placement is not complete and is subject to, and qualified in its entirety by the provisions of the warrant and the form of which will be filed with the SEC by us as an exhibit to a Report of Foreign Private Issuer on Form 6-K in connection with this offering.

Exercisability. Each Warrant shall be immediately exercisable on the issuance date and have a term of exercise equal to five and a half (5.5) years from the date on which first exercisable. The Warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise, together with applicable charges and taxes. Subject to limited exceptions, the holder of the Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our Ordinary Shares outstanding immediately after giving effect to such exercise. If at any time after the issuance date, a registration statement registering the issuance of the ADSs underlying the Warrants under the Securities Act is not then effective or available, then, to the extent not prohibited by Australian law, the holder may exercise the Warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of ADSs determined according to the formula set forth in the warrant. Subject to the holder’s right to receive ADSs upon a “cashless exercise,” in no event will we be required to net cash settle any exercise of the Warrants. No fractional ADSs are to be issued upon the exercise of the Warrants. If any fractional share of an ADS would be deliverable upon the exercise of the Warrants, we, in lieu of delivering such fractional ADS, may elect to either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by then current exercise price or round up to the next whole ADS.

Transfer. Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investor may exercise those Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

Exercise Price. The initial exercise price per ADS purchasable upon exercise of the Warrants is equal to $0.583 per ADS (which may be adjusted as set forth below). In addition to the exercise price per ADS, other applicable charges and taxes are due and payable upon exercise.

Adjustment Provisions. The exercise price and the number of ADSs issuable upon exercise are subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, rights offerings, share subdivisions and combinations, reclassifications or similar events affecting the ADSs.

Exchange Listing. There is no established public trading market for the Warrants, and we do not intend to apply to list the Warrants on any securities exchange or automated quotation system.

Fundamental Transaction. If, at any time while the Warrants are outstanding, (1) we, directly or indirectly, consolidate or merge with or into another person (other than for the purpose of changing our name and/or the jurisdiction of incorporation), (2) we, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our Ordinary Shares (including Ordinary Shares underlying the ADSs) are permitted to sell, tender or exchange their Ordinary Shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding Ordinary Shares or 50% or more of the voting power of our common equity (including any Ordinary Shares underlying the ADSs), (4) we, directly or indirectly, effect any reclassification, reorganization or recapitalization of our Ordinary Shares or any compulsory share exchange pursuant to which our Ordinary Shares are converted into or exchanged for other securities, cash or property, or (5) we, directly or indirectly, consummate a share purchase agreement or other business combination with another person whereby such other person acquires 50% or more of our outstanding

Ordinary Shares (including Ordinary Shares underlying the ADSs) or 50% or more of the voting power of our common equity, each, a “Fundamental Transaction”, then upon any subsequent exercise of the Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Ordinary Shares (including Ordinary Shares underlying the ADSs) then issuable upon exercise of the Warrant, and any additional consideration payable as part of the Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the holder will have the right to require us or a successor entity to repurchase its Warrants at the Black Scholes value; provided, however, that if the Fundamental Transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its Warrants, that is being offered and paid to the holders of our Ordinary Shares (including Ordinary Shares underlying the ADSs) in connection with the Fundamental Transaction.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of ADSs or Ordinary Shares, the holder of Warrants does not have rights or privileges of a holder of ADSs or Ordinary Shares, including any voting rights or dividends, until the holder exercises the Warrants.

MATERIAL TAX CONSIDERATIONS

U.S. Taxation

This section describes certain material U.S. federal income tax consequences to a U.S. holder (as defined below) of owning Ordinary Shares, ADSs or Pre-funded Warrants. It applies only to Ordinary Shares, ADSs or Pre-funded Warrants that are held as capital assets for tax purposes. This section does not apply to a holder of Ordinary Shares, ADSs or Pre-funded Warrants that is a member of a class of holders subject to special rules, including a financial institution, a dealer or trader in securities, a regulated investment company, a real estate investment trust, a grantor trust, a U.S. expatriate, a tax-exempt organization, an insurance company, a person liable for alternative minimum tax, a person who actually or constructively owns 10% or more of the stock of the Company, a person that holds Ordinary Shares, ADSs or Pre-funded Warrants as part of a straddle or a hedging or conversion transaction, a person that purchases or sells Ordinary Shares, ADSs or Pre-funded Warrants as part of a wash sale for tax purposes, or a person whose functional currency is not the U.S. dollar. Further, this description does not address state, local, non-U.S, or other tax laws, nor does it address the 3.8% U.S. federal Medicare tax on net investment income, the alternative minimum tax or the U.S. federal gift and estate tax consequences of owning and disposing of Ordinary Shares, ADSs or Pre-funded Warrants.

For purposes of this description, a “U.S. holder” is a beneficial owner of Ordinary Shares, ADSs or Pre-funded Warrants who holds such Ordinary Shares, ADSs or Pre-funded Warrants as capital assets within the meaning of the Code and is, for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation created or organized in or under the laws of the United States or any state thereof, including the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust that either (a) is subject to the supervision of a court within the United States and has one or more U.S. persons with authority to control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership holds the Ordinary Shares, ADSs or Pre-funded Warrants, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Ordinary Shares, ADSs or Pre-funded Warrants should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Ordinary Shares, ADSs or Pre-funded Warrants.

The discussion is based on the Code, administrative pronouncements, judicial decisions, and final, temporary and proposed Treasury Regulations, all as of the date hereof, changes to any of which may affect the tax consequences described herein—possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the “IRS”) will not take a contrary or different position concerning the tax consequences of the ownership and disposition of our Ordinary Shares, ADSs or Pre-funded Warrants or that such a position would not be sustained by a court. We have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our Ordinary Shares, ADSs or Pre-funded Warrants. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of our Ordinary Shares, ADSs or Pre-funded Warrants in their particular circumstances.

This section is in part based on the representations of the Depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms.

Tax Treatment of Pre-funded Warrants

Although the law is not completely settled in the area, Pre-funded Warrants will likely be treated as ADSs for U.S. federal income tax purposes. Any person that receives Pre-funded Warrants in this offering should consult their tax advisor regarding the application of the U.S. federal income tax laws to their particular situation. The remainder of this summary assumes that the Pre-funded Warrants will be treated as ADSs for U.S. federal income tax purposes. Subsequent references in this to ADSs will also include reference to Pre-funded Warrants, as applicable or unless otherwise noted.

Allocation of Purchase Price

Each purchaser of our ADSs must allocate its purchase price for such ADSs between the ADSs and Pre-funded Warrants received based on the respective relative fair market values of each at the time of issuance. This allocation of the purchase price will establish the holder’s initial tax basis for U.S. federal income tax purposes for each ADS and Pre-funded Warrant. This position is not free from doubt, and a Holder’s allocation of the purchase price among our ADSs and Pre-funded Warrants is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation. Each Holder should consult its own tax advisor regarding the allocation of the purchase price among the ADSs and Pre-funded Warrants.

Exchange of ADSs for Ordinary Shares

In general, for U.S. federal income tax purposes, a holder of ADSs will be treated as the owner of the Ordinary Shares represented by those ADSs. Exchanges of Ordinary Shares for ADSs, and ADSs for Ordinary Shares generally will not be subject to U.S. federal income tax.

Distributions

Subject to the Passive Foreign Investment Company (“PFIC”) rules discussed below, U.S. holders generally will include as dividend income the U.S. dollar value of the gross amount of any distributions of cash or property (without deduction for any withholding tax), other than certain pro rata distributions of Ordinary Shares, with respect to Ordinary Shares or ADSs to the extent the distributions are made from our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. A U.S. holder will include the dividend income on the day actually or constructively received (i) by the holder, in the case of Ordinary Shares, or (ii) by the depositary, in the case of ADSs. We do not intend to maintain calculations of earnings and profits, as determined for U.S. federal income tax purposes. Consequently, any distributions generally will be treated as dividend income.

Dividends paid to a non-corporate U.S. holder on shares or ADSs will generally be taxable at the preferential rates applicable to long-term capital gains provided (a) that certain holding period requirements are satisfied, (b) (i) the U.S.-Australia income tax treaty (“the Treaty”) is a qualified treaty and we are eligible for benefits under the Treaty or (ii) our Ordinary Shares or ADSs are readily tradable on a U.S. securities market, and (c) provided that we were not, in the taxable year prior to the year in which the dividend was paid, and are not, in the taxable year in which the dividend is paid, a PFIC. The Treaty has been approved for the purposes of the qualified dividend rules and the ADSs are listed on Nasdaq. If the Company is a PFIC, any dividends paid to a noncorporate U.S. holder will not qualify for the preferential tax rates ordinarily applicable to “qualified dividends.” In the case of a corporate U.S. holder, dividends on shares and ADSs are taxed as ordinary income and will not be eligible for the dividends received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

The amount of any cash distribution paid in any foreign currency will be equal to the U.S. dollar value of such currency, calculated by reference to the spot rate in effect on the date such distribution is received by the U.S. holder or, in the case of ADSs, by the Depositary, regardless of whether and when the foreign currency is in fact converted into U.S. dollars. If the foreign currency is converted into U.S. dollars on the date received, the U.S. holder generally should not recognize foreign currency gain or loss on such conversion. If the foreign currency is not converted into U.S. dollars on the date received, the U.S. holder will have a basis in the foreign currency equal to its U.S. dollar value on the date received, and generally will recognize foreign currency gain or loss on a subsequent conversion or other disposal of such currency. Such foreign currency gain or loss generally will be treated as U.S. source ordinary income or loss for foreign tax credit limitation purposes.

Dividends will be income from sources outside the United States, and generally will be “passive category” income or, for certain taxpayers, “general category” income, which are treated separately from each other for the purpose of computing the foreign tax credit allowable to a U.S. holder. The availability of the foreign tax credit and the application of the limitations on its availability are fact specific and are subject to complex rules. In general, a taxpayer’s ability to use foreign tax credits may be limited and is dependent on the particular circumstances. U.S. holders should consult their own tax advisors with respect to these matters.

Sale, Exchange or other Disposition of Ordinary Shares or ADSs

Subject to the PFIC rules discussed below, a U.S. holder who sells or otherwise disposes of Ordinary Shares or ADSs will recognize a capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount realized and the holder’s tax basis, determined in U.S. dollars, in those Ordinary Shares or ADSs. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. The capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the holder has a holding period greater than 12 months in the shares or ADSs sold. There are limitations on the deductibility of capital losses.

The U.S. dollar value of any foreign currency received upon a sale or other disposition of Ordinary Shares or ADSs will be calculated by reference to the spot rate in effect on the date of sale or other disposal (or, in the case of a cash basis or electing accrual basis taxpayer, at the spot rate of exchange on the settlement date). A U.S. holder will have a tax basis in the foreign currency received equal to that U.S. dollar amount, and generally will recognize foreign currency gain or loss on a subsequent conversion or other disposal of the foreign currency. This foreign currency gain or loss generally will be treated as U.S. source ordinary income or loss for foreign tax credit limitation purposes. If such foreign currency is converted into U.S. dollars on the date received by the U.S. holder, a cash basis or electing accrual basis U.S. holder should not recognize any gain or loss on such conversion.

Passive Foreign Investment Company

A non-U.S. corporation will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

•

75% or more of its gross income for such year is “passive income” which for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions and gains from assets that produce passive income; or

•

50% or more of the value of its gross assets (based on an average of the quarterly values of the gross assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

Passive income does not include rents and royalties derived from the active conduct of a trade or business. If the stock of a non-U.S. corporation is publicly traded for the taxable year, the asset test is applied using the fair market value of the assets for purposes of measuring such corporation’s assets. If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income for purposes of the PFIC income and asset tests. If the stock of a non-U.S. corporation is publicly-traded for the taxable year, the asset test is applied using the fair market value of the assets for purposes of measuring such corporation’s assets. If we were a PFIC in any year during a U.S. holder’s holding period for our Ordinary Shares or ADSs, we would ordinarily continue to be treated as a PFIC for each subsequent year during which the U.S. holder owned the Ordinary Shares or ADSs, regardless of whether we continue to meet the tests described above unless (a) we ceased to be a PFIC and (b) the U.S. holder has made a deemed sale election under the PFIC rules which may result in recognition of gain (but not loss), taxable under the PFIC rules described below, without the receipt of any corresponding cash. Based on the composition of our assets and income, we believe that we were not a PFIC for U.S. federal income tax purposes with respect to our 2022 taxable year. However, the determination of PFIC status is a fact-intensive determination that must be made annually at the close of each taxable year applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. As a result, there can be no assurance that we will not be treated as a PFIC for the current or any future taxable year. Changes in the nature of our income or assets or a decrease in the trading price of our Ordinary Shares or ADSs may cause us to be considered a PFIC in the current or any subsequent year.

If we are a PFIC, and you are a U.S. holder, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for our Ordinary Shares) and (b) any gain realized on the sale or other disposition of the Ordinary Shares. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over your holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Distributions.”

Certain elections may potentially be used to reduce the adverse impact of the PFIC rules on U.S. Holders (“qualifying electing fund”, or QEF) , and “mark-to-market” elections), but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income.

The rules described above for excess distributions would not apply to a U.S. holder if the U.S. holder makes a timely QEF election for the first taxable year of the U.S. holding period for Ordinary Shares and we comply with specified reporting requirements. A timely QEF election for a taxable year generally must be made on or before the due date (as may be extended) for filing the taxpayer’s U.S. federal income tax return for the year. A U.S. holder who makes a QEF election generally must report on a current year basis a pro rata share of our ordinary earnings and net capital gain for any taxable year in which we are a PFIC, whether or not those earnings or gains are distributed. A U.S. holder who makes a QEF election must file a Form 8621 with its annual income tax return. If we determine we are a PFIC for any taxable year, we intend to make available an information statement that will contain the necessary information required for a U.S. holder to make a QEF election with respect to our Ordinary Shares. We may choose to provide such information on our website.

If a U.S. holder does not make a QEF election for the first taxable year of the U.S. holder’s holding period for Ordinary Shares during which we are a PFIC, the QEF election will not be treated as timely and the adverse tax regime described above would apply to dispositions of or excess distributions on the Ordinary Shares. In such case, a U.S. holder may make a deemed sale election whereby the U.S. holder would be treated as if the U.S. holder had sold the Ordinary Shares in a fully taxable sale at fair market value on the first day of such taxable year in which the QEF election takes effect. Such U.S. holder would be required to recognize any gain on the deemed sale as an excess distribution and pay any tax and interest due on the excess distribution when making the deemed sale election. The effect of such further election would be to restart the U.S. holder’s holding period in the Ordinary Shares, subject to the QEF regime, and to purge the PFIC status of such Ordinary Shares going forward.

If a U.S. holder makes the mark-to-market election with respect to Ordinary Shares, the U.S. holder generally will recognize as ordinary income any excess of the fair market value of the Ordinary Shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the Ordinary Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. holder makes the election, the U.S. holder’s tax basis in the Ordinary Shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). The mark-to-market election is available only if we are a PFIC and our Ordinary Shares are “regularly traded” on a “qualified exchange”. Our Ordinary Shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the Ordinary Shares are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principle purposes the meeting of the trading requirement as disregarded). The Nasdaq is a qualified exchange for this purpose and consequently, if the Ordinary Shares are regularly traded, the mark-to-market election should be available to a U.S. holder.

U.S. holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

If we are a PFIC, the general tax treatment for U.S. holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. holders in respect of any of our subsidiaries that also may be determined to be PFICs.

If a U.S. holder owns Ordinary Shares during any year in which we are a PFIC and the U.S. holder recognizes gain on a disposition of our Ordinary Shares or receives distributions with respect to our Ordinary Shares, the U.S. Holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company, generally with the U.S. holder’s federal income tax return for that year. If our company were a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.

The U.S. federal income tax rules relating to PFICs are complex. Prospective U.S. investors are urged to consult their tax advisers with respect to the ownership and disposition of our Ordinary Shares or ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to our Ordinary Shares and the IRS information reporting obligations with respect to the ownership and disposition of our Ordinary Shares or ADSs.

U.S. Information Reporting and Back-up Withholding

Dividend payments with respect to our Ordinary Shares or ADSs and proceeds from the sale or other disposition of our Ordinary Shares or ADSs may be subject to information reporting to the IRS and possible U.S. backup withholding. Back-up withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from back-up withholding. U.S. holders who are required to establish their exempt status may be required to provide such certification on Internal Revenue Service (“IRS”) Form W-9. U.S. holders should consult their tax advisors regarding the application of the U.S. information reporting and back-up withholding rules.

Back-up withholding is not an additional tax. Amounts withheld as back-up withholding may be credited against a U.S. holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the back-up withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Information With Respect to Foreign Financial Assets

Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information statement along with their U.S. federal tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. If a U.S. holder does not include in such holder’s gross income an amount relating to one or more specified foreign financial assets, and the amount such U.S. holder omits is more than $5,000, any tax such U.S. holder owes for the tax year can be assessed at any time within 6 years after the filing of such U.S. holder’s federal tax return. U.S. holders who fail to report the required information could be subject to substantial penalties. U.S. holders are encouraged to consult with their own tax advisors regarding the possible application of the foregoing to our Ordinary Shares or ADSs in light of their particular circumstances.

Australian Tax Considerations

In this section, we discuss the material Australian income tax, stamp duty and goods and services tax considerations related to the acquisition, ownership and disposal by the absolute beneficial owners of the Ordinary Shares, ADSs and Pre-funded Warrants.

It is based upon existing Australian tax law as of the date of this registration statement, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law which may be important to particular investors in light of their individual investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies, superannuation funds, trusts or tax-exempt organizations). In addition, this summary does not discuss any state tax considerations, other than stamp duty.

Prospective investors are urged to consult their tax advisors regarding the tax considerations of the acquisition, ownership and disposition of the shares. Unless otherwise mentioned, this summary is based upon the premise that the holder is a US holder (as defined in the U.S. Taxation section), is not an Australian tax resident, holds their shares on capital account for Australian tax purposes, and is not carrying on business in Australia through a permanent establishment (referred to as a “Non-Australian Investor” in this summary).

Australian Income Tax

Nature of ADSs for Australian Taxation Purposes

Ordinary shares represented by ADSs held by a U.S. holder will be treated for Australian taxation purposes as held under a “bare trust” for such holder. Consequently, the underlying Ordinary Shares will be regarded as owned by the ADS holder for Australian income tax and capital gains tax purposes. Dividends paid on the underlying Ordinary Shares will also be treated as dividends paid to the ADS holder, as the person beneficially entitled to those dividends. Therefore, in the following analysis we discuss the tax consequences to Non-Australian Investors which, for Australian taxation purposes, will be the same as to U.S. holders of ADSs.

Taxation of Dividends

Australia operates a dividend imputation system under which dividends may be declared to be “franked” to the extent of tax paid on company profits. Fully franked dividends are not subject to dividend withholding tax. Dividends payable to Non-Australian Investors will be subject to dividend withholding tax, to the extent the dividends are not declared to be conduit foreign income, or CFI, and are unfranked. Dividend withholding tax will be imposed at 30%, unless a shareholder is a resident of a country with which Australia has a double taxation agreement and qualifies for the benefits of the treaty. In accordance with the provisions of the Double Taxation Convention between Australia and the United States, the maximum rate of Australian withholding tax on any unfranked portion of a dividend to which a tax resident of the United States is beneficially entitled may be reduced to 15%, with a potential further reduction to 5% where the U.S. resident beneficially entitled to the dividends is a company which holds directly 10% or more of the voting power in our company. To rely on the Double Taxation Convention a U.S. tax resident must also be a “qualified person” within the meaning of the Double Taxation Convention. Shareholders seeking to rely on the Double Taxation Convention should obtain specialist taxation advice.

Tax on Sales or other Dispositions of Shares, ADSs or Pre-funded Warrants—Capital Gains Tax

Non-Australian Investors may disregard the whole of the capital gain or capital loss made on a sale or other disposal of Ordinary Shares, ADSs or Pre-funded Warrants, unless they, together with any associates (as defined in Australian tax law), hold 10% or more of our issued capital at the time of disposal or throughout a 12 months period during the 24 months prior to disposal.

Non-Australian Investors who own a 10% or more interest in the company, either alone or together with their associates, should be subject to Australian capital gains tax if more than 50% of the company’s assets held directly or indirectly, determined by reference to market value of the assets at the time of sale, consists of Australian real property (which includes land and leasehold interests) or Australian mining, quarrying or prospecting rights. Net capital gains of foreign shareholders are included in the taxpayer’s assessable income and subject to income tax at the taxpayer’s marginal tax rate. The marginal tax rates for non-Australian residents, start at 32.5% for individuals. The company tax rate is 30% which may be reduced to 25% for the year ended 30 June 2023 onwards for certain small businesses. Net capital gains are calculated by reducing the taxpayer’s capital gains for the income year by its capital losses, which may only be offset against capital gains. Net capital losses may be carried forward to offset against capital gains derived in future income years. Specific loss recoupment rules apply to companies and trusts. These rules may, among other things, limit the ability to offset or obtain capital losses in a current or future income year. Shareholders should obtain specialist tax advice as to how these rules apply.

The 50% capital gains tax discount is not available to Non-Australian Investors. Companies are not entitled to a capital gains tax discount.

Broadly, where there is a disposal of certain taxable Australian property, the purchaser will be required to withhold and remit to the Australian Taxation Office (“ATO”) 12.5% of the proceeds from the sale. A transaction is excluded from the withholding requirements in certain circumstances, including where the market value of the taxable Australian property is less than A$750,000, the transaction is an on-market transaction conducted on an approved stock exchange, the transaction is in a category of certain securities lending arrangements, or the transaction is conducted using an eligible broker operated crossing system. There is also an exception to the requirement to withhold where the entity selling the shares provides the purchaser a declaration covering a certain period specifying the shares are not taxable Australian property (specifically, not ‘indirect Australian real property interests’). The Non-Australian Investor may be entitled to receive a tax credit for the tax withheld by the purchaser which they may claim in an Australian income tax return.

Tax on Sales or other Dispositions of Shares, ADSs or Pre-funded Warrants—Revenue Account

Some Non-Australian Investors may hold Ordinary Shares, ADSs or Pre-funded Warrants on revenue rather than on capital account for example, share traders, or those who hold their shares with a view to deriving a short term profit by selling their shares. These shareholders may have the gains made on the sale or other disposal of the Ordinary Shares, ADSs and/or Pre-funded Warrants included in their assessable income under the ordinary income provisions of the income tax law, if the income is derived directly or indirectly from Australian sources (which is a question of facts and circumstances generally requiring specialist tax advice).

Non-Australian Investors assessable under these ordinary income provisions should be subject to income tax in Australia starting at a marginal rate of 32.5% for individuals. The company tax rate is 30% which may be reduced to 25% for the year ended 30 June 2023 onwards for certain small businesses.

Relief from Australian income tax may be available to Non-Australian Investors under the Double Taxation Convention between the United States and Australia.

To the extent an amount would be included in a Non-Australian Shareholder’s assessable income under both the capital gains tax provisions and the ordinary income provisions, the capital gain amount may be reduced, so that the shareholder may not be subject to double tax on any part of the income gain or capital gain.

Non-Australian Shareholders holding shares on revenue account should obtain advice on the application of the Australian income tax law and the Double Taxation Convention in determining the tax consequences of the disposal of their shares, ADSs or Pre-funded Warrants.

The comments above in “Tax on Sales or Other Dispositions of Shares, ADSs and Pre-funded Warrants-Capital Gains Tax” regarding a purchaser being required to withhold 12.5% tax on the acquisition of certain taxable Australian property equally applies where the disposal of the Australian real property asset by a foreign resident is likely to generate gains on revenue account, rather than a capital gain.

Dual Residency

If a shareholder/warrant holder is a resident of both Australia and the United States under those countries’ domestic taxation laws, that shareholder may be subject to tax as an Australian resident. If, however, the shareholder is an individual and determined to be a U.S. resident for the purposes of the Double Taxation Convention between the United States and Australia, the Australian tax may be subject to limitation by the Double Taxation Convention (the tie-breaker rules only apply for individuals). Shareholders should obtain specialist taxation advice in these circumstances.

Stamp Duty

No Australian stamp duty is payable on the issue, transfer and/or surrender of the Pre-funded Warrants, ADSs or the Ordinary Shares in Kazia.

Australian Death Duty

Australia does not have estate or death duties. As a general rule, no capital gains tax liability is realized upon the inheritance of a deceased person’s shares. The disposal of inherited shares by beneficiaries may, however, give rise to a capital gains tax liability if the gain falls within the scope of Australia’s jurisdiction to tax.

Goods and Services Tax

The supply of ADSs or Ordinary Shares in Kazia will not be subject to Australian goods and services tax.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, we have engaged Wainwright to act as our exclusive Placement Agent in connection with this offering of the securities pursuant to this prospectus supplement. The Placement Agent has agreed to use reasonable best efforts to arrange for the sale of the securities pursuant to this prospectus supplement. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The engagement agreement does not give rise to any commitment by the Placement Agent to purchase any of the securities and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. The Placement Agent will have no authority to bind us by virtue of the engagement agreement and the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

We have entered into the Securities Purchase Agreement directly with an institutional investor, who will purchase the securities in this offering.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about December 5, 2023, subject to satisfaction of certain customary closing conditions.

The Placement Agent may distribute this prospectus supplement electronically.

Fees and Expenses

We have agreed to pay the Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the offering. The following table shows the per ADS and per Pre-funded Warrant and total placement agent fees payable to the Placement Agent by us in connection with this offering.

	Per ADS	Per Pre- funded Warrant	Total
Offering price	$0.4500	$0.4400	$1,981,755.80
Placement agent fees	$0.0315	$0.0315	$140,000.02
Proceeds to us, before expenses	$0.4185	$0.4085	$1,841,755.78

In addition, we will pay the Placement Agent a management fee equal to 1.0% of the aggregate gross proceeds of this offering, $25,000 for non-accountable expenses, $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses, and $15,950 for clearing expenses. We estimate the total offering expenses of this offering payable by us, excluding the Placement Agent fees and expenses, will be approximately $200,000.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent or its designees, the Placement Agent Warrants to purchase up to 311,111 ADSs (equal to 7.0% of the ADSs issued in this offering, including the ADSs issuable upon the exercise of the Pre-funded Warrants). The Placement Agent Warrants have an exercise price of $0.5625 per ADS (equal to 125% of the offering price per ADS) and a term of five years from the commencement of sales in this offering. Except as provided above, the Placement Agent Warrants will have substantially the same terms as the Warrants issued to the investor in the concurrent private placement. The summary of certain terms and provisions of the Placement Agent Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of which will be filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

Right of First Refusal

We have granted the Placement Agent, subject to certain exceptions, a right of first refusal for a period of twelve (12) months following the consummation of this offering to act as our sole book-running manager, sole underwriter or sole placement agent for any further capital raising transactions undertaken by us or any of our subsidiaries.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the Placement Agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement of the Placement Agent.

Lock-up Agreements

We and our officers and directors and have agreed, subject to limited exceptions, for a period of 60 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any ADSs or ordinary shares or securities convertible, exchangeable or exercisable into, ADSs or ordinary shares either owned as of the date of this prospectus supplement or thereafter acquired. In addition, we have agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement) until one year following the closing of this offering; provided that after 60 days following the closing of this offering, the entry into and/or issuance of shares in an “at the market” offering shall not be deemed a Variable Rate Transaction.

Other Relationships

The Placement Agent and its respective affiliates may in the future engage in investment banking, advisory and other commercial dealings in the ordinary course of business with us or our affiliates for which they may receive customary fees and commissions.

Determination of Offering Price

The actual offering price of the ADSs and Pre-funded Warrants we are offering was negotiated between us, the Placement Agent and prospective investors, based on the trading of the ADSs prior to the offering, among other things, and may be at a discount to the current market price. The ADSs and Pre-funded Warrants offered hereby will be sold at a fixed price until the completion of the offering.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the Placement Agent and any profit realized on the resale of the securities sold by the Placement Agent while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities, including liabilities under the Securities Act, relating to or arising out of the Placement Agent’s activities under the engagement agreement and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Listing

The ADSs are listed on the Nasdaq Capital Market under the symbol “KZIA.”

LEGAL MATTERS

The validity of the ADSs and our ordinary shares and certain other matters of U.S. federal law and Australian law will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts and Baker & McKenzie, Sydney, New South Wales, Australia.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the fiscal year ended June 30, 2023 have been so incorporated in reliance on the reports of BDO Audit Pty Ltd and Grant Thornton Audit Pty Ltd, each an independent registered public accounting firm, given on the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 (File No. 333-259224) under the Securities Act. We have also filed a related registration statement on Form F-6 (File No. 333-128681) with the SEC to register the ADSs. This prospectus supplement does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC. We maintain a corporate website at www.kaziatherapeutics.com. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and Report of Foreign Private Issuer on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, for so long as we are a foreign private issuer, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required of U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount, or at the same time, as information is received from, or provided by, other U.S. domestic reporting companies. We are only liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

We will send the depositary a copy of all notices of shareholders meetings and other reports, communications and information that are made generally available to shareholders. The depositary has agreed, if we so request, to mail to all holders of ADSs a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the depositary and will make available to all holders of ADSs such notices and all such other reports and communications received by the depositary

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to incorporate the following documents into this prospectus supplement, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents of this prospectus supplement:

•	Our Annual Report on Form 20-F for the year ended June 30, 2023, filed with the SEC on October 26, 2023;

•

Our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on July 6, 2023, August  11, 2023, September 29, 2023, October 23, 2023, November 1, 2023, November  14, 2023, November 15, 2023, November 20, 2023, November 21, 2023, and December 1, 2023; and

•

The descriptions of our ordinary shares and the American Depositary Shares representing the ordinary shares that are contained in Item 10.B. “Additional Information—Memorandum and Articles of Association” and Item 12.D “Description of Securities other than Equity Securities—American Depositary Shares” in our Annual Report on Form 20-F for the fiscal year ended June 30, 2023, filed with the SEC on October 26, 2023.

The information incorporated by reference is an important part of this prospectus supplement. In addition, all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered hereunder have been sold or all offerings under this prospectus supplement are terminated, shall be deemed incorporated by reference in this prospectus supplement. Any Report of Foreign Private Issuer on Form 6-K that we furnish to the SEC on or after the date of this prospectus supplement (or portions thereof) is incorporated by reference in this prospectus supplement only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus supplement and that it is not subsequently superseded.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing to us at the following address: Three International Towers Level 24, 300 Barangaroo Avenue, Sydney, New South Wales 2000, Australia. In addition, copies of the documents incorporated herein by reference may be accessed, free of charge, on the SEC’s website at www.sec.gov, or on our website at www.kaziatherapeutics.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying base prospectus.

PROSPECTUS

$100,000,000

American Depositary Shares representing Ordinary Shares

Warrants

We may offer the securities described in this prospectus from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. We refer to the American Depositary Shares, or ADSs, representing ordinary shares and the warrants as the “Securities”. This prospectus describes the general manner in which the Securities may be offered using this prospectus. We will provide specific terms and offering prices of these Securities in supplements to this prospectus. Any supplement to this prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplements carefully before you invest in the Securities.

We may offer the Securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to investors (including our shareholders), on a continuous or delayed basis. The supplement to this prospectus for each offering of Securities will describe in detail the plan of distribution for that offering.

Our ADSs are listed on The Nasdaq Capital Market under the symbol “KZIA”. Our ordinary shares are listed on the Australian Securities Exchange under the symbol “KZA.”

Investing in the Securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus and under similar headings in any amendment or supplement to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2021.

You should rely only on the information provided by this prospectus, any prospectus supplement and any information incorporated by reference. We have not authorized anyone else to provide you with different or additional information or to make any representations other than those contained in or incorporated by reference to this prospectus or any accompanying prospectus supplement.

We have not taken any action to permit a public offering of the securities described in this prospectus outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must observe any restrictions relating to the offering of the securities described in this prospectus and the distribution of this prospectus outside of the United States. This prospectus is not an offer to sell, or solicitation of an offer to buy, any securities in any circumstances under which the offer of solicitation is unlawful.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, we may, from time to time, sell any combination of the Securities in one or more offerings. The Securities to be sold pursuant to this registration statement may have a total aggregate value of up to $100,000,000. This prospectus does not contain all of the information included in the registration statement. You should refer to the registration statement including the exhibits before making a decision to purchase any securities described in this prospectus.

The information in this prospectus is accurate as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor the sale of any securities described in this prospectus means that information contained in this prospectus is correct after the date of this prospectus or as of any other date. We will provide a prospectus supplement each time we sell any securities described in this prospectus and you should read both this prospectus and the prospectus supplement, together with any information incorporated by reference, before making an investment decision.

A prospectus supplement may provide updated, changed or additional information to the information contained in this prospectus. You should rely on the information contained in the prospectus supplement to the extent there is any conflict between the information contained in this prospectus and the prospectus supplement. Any statement in a prospectus supplement or any document incorporated by reference with a later date will supersede or modify an earlier statement in any document with an earlier date. Any information incorporated by reference is only accurate as of the date of the document incorporated by reference.

You may access the registration statement, exhibits and other reports we file with the SEC on its website. More information regarding how you can access this information is included under the heading “Where You Can Find Additional Information.”

Unless otherwise indicated or the context implies otherwise:

•	“we,” “us,” “our” or “Kazia” refers to Kazia Therapeutics Limited and its subsidiaries;

•	“shares” or “ordinary shares” refers to our ordinary shares;

•	“ADSs” refers to American Depositary Shares, each of which represents 10 ordinary shares; and

•	“ADRs” refers to American Depositary Receipts, which evidence the ADSs.

Unless otherwise noted, all other financial and other data related to Kazia in this prospectus is presented in Australian dollars. All references to “A$” in this prospectus mean Australian dollars. All references to “$” or “US$” in this prospectus mean U.S. dollars unless the context otherwise requires.

Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year.

Solely for convenience, trademarks and trade names referred to in this prospectus appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference may contain forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, any prospectus supplement, any free writing prospectus, or the documents incorporated by reference, regarding our strategy, future operations, financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, any prospectus supplement, any free writing prospectus, or the documents incorporated by reference, the words “could,” “believe,” “anticipate, ” “intend, ” “estimate, ” “expect, ” “may, ” “continue, ” “predict, ” “potential,” “project, ” or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference, we caution you that these statements are based on a combination of facts and important factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements may include statements about:

•	our plans to develop and potentially commercialize our product candidates, including contractual arrangements with third parties;

•	the timing of the initiation and completion of preclinical studies and clinical trials;

•	the timing of patient enrollment and dosing in any future clinical trials;

•	the timing of the availability of data from clinical trials;

•	expectations about the successful completion of clinical trials;

•	the timing of expected regulatory filings;

•	expectations about approval by regulatory authorities of our drug candidates;

•	the impact that the COVID-19 pandemic could have on our operations;

•	the clinical utility and potential attributes and benefits of our product candidates, including the potential duration of treatment effects;

•	potential licenses of intellectual property and collaborations;

•	the commercialization of our product candidates, if approved;

•	expectations regarding expenses, ongoing losses, future revenue and capital needs;

•	our financial performance;

•	our use of proceeds from any offering made pursuant to this prospectus;

•	the length of time over which we expect our cash and cash equivalents to be sufficient; and

•	our intellectual property position and the duration of our patent portfolio.

All forward-looking statements speak only as of the date of this prospectus or, in the case of any prospectus supplement, any free writing prospectus, or any document incorporated by reference, that prospectus supplement, free writing prospectus or document. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Important factors that could cause our actual results to differ materially from our expectations are disclosed and described under “Risk Factors”, elsewhere in this prospectus, any prospectus supplement, any free writing prospectus and in filings incorporated by reference.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and incorporated by reference. This summary does not contain all of the information that you should consider before investing in the Securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and all information incorporated by reference, including our Annual Report on Form 20-F and the accompanying historical consolidated financial statements and the related notes to those financial statements.

Overview

We are an oncology-focused biotechnology company that has a portfolio of development candidates, diversified across several distinct technologies, with the potential to yield first-in-class and best-in-class agents in a range of oncology indications. Our lead drug candidate is paxalisib (formerly GDC-0084), a small molecule, brain-penetrant inhibitor of the PI3K / AKT / mTOR pathway, which is involved in nine active trials as follows:

•	a Kazia-sponsored phase II clinical trial to examine paxalisib in newly diagnosed glioblastoma, the most common and most aggressive form of primary brain tumor in adults;

•	a phase II / III adaptive registrational study in glioblastoma, sponsored by the Global Coalition for Adaptive Research;

•	a phase I clinical trial being conducted by St Jude Children’s Hospital, examining paxalisib in diffuse intrinsic pontine glioma (DIPG), a rare but very aggressive form of childhood brain cancer;

•

a phase II study being conducted at Dana-Farber Cancer Institute, examining HER2+ breast cancer brain metastases – breast cancer which has spread to the brain – in combination with Herceptin (trastuzumab);

•

an NCI funded multi-drug study of brain metastases – cancer which has spread to the brain from any primary tumor. This study is a phase II trial and is being conducted by the Alliance for Clinical Trials in Oncology;

•	Memorial Sloan Kettering Cancer Center is investigating the potential use of paxalisib in combination with radiotherapy in a phase I clinical trial for cancer which has spread to the brain;

•	A phase II clinical trial is being conducted by Weill Cornell Cancer Centre to examine the impact of a ketogenic diet on the use of paxalisib in glioblastoma;

•	Dana-Farber Cancer Institute is conducting a phase II trial examining paxalisib in primary CNS lymphoma; and

•	Pacific Pediatric Neuro-Oncology Consortium is examining paxalisib in DIPG and DMGs (childhood brain cancer) in a phase II study.

Cantrixil (TRX-E-002-1) was the Company’s second clinical asset and was being developed as a potential therapy for ovarian cancer, and the Company has recently licensed the global rights to Cantrixil to Oasmia Pharmaceutical AB as detailed below.

EVT801 is the Company’s second clinical asset after the global rights were licensed from Evotec SE in a recent transaction which is detailed below.

The Company has out-licensed all of its pre-clinical assets in order to focus its time and cash resources on the two important programs discussed above. We hold a 12% ownership interest in an entity which now owns one of those assets, in order to share in any upside from successful development of that pre-clinical asset.

Recent developments

License Agreement and Subscription Agreement with Simcere

In March 2021, Kazia entered into a license agreement with Simcere Pharmaceutical Group Ltd (“Simcere”) to develop and commercialize paxalisib in Greater China. Under the terms of the agreement:

•	Simcere assumed responsibility for the development, registration and commercialization of paxalisib in Greater China (a territory which includes Mainland China, Hong Kong, Macau and Taiwan);

•	Kazia retains the rights to the development and commercialization of paxalisib in all other territories;

•	Kazia received an upfront royalty payment of US$7.0 million in cash;

•

Kazia could receive royalty payments of up to US$281 million for glioblastoma that are contingent upon reaching certain milestones and additional milestone payments could potentially be payable for indications beyond glioblastoma; and

•	Simcere will pay to Kazia mid-teen percentage royalties on any commercial sales in Greater China.

At the same time, Kazia entered into a subscription agreement with Simcere pursuant to which Kazia sold 303,758 ADSs at a price of US$13.168397 per ADS, for total consideration of US$4,000,000.

License Agreement with Oasmia

In March 2021, Kazia entered into an exclusive worldwide license agreement with Oasmia Pharmaceutical AB (“Oasmia”) for Cantrixil (TRX-E-002-1), a clinical-stage,  first-in-class drug candidate under development for the treatment of ovarian cancer.

Under this agreement:

•	Oasmia assumed worldwide exclusive rights to develop and commercialise Cantrixil for all indications, with an initial focus on ovarian cancer;

•	Oasmia made an upfront payment of US$4 million to Kazia, with contingent milestone payments of up to US$42 million, and double-digit royalties on commercial sales; and

•	Oasmia expects to commence a Phase II study of Cantrixil in ovarian cancer in calendar 2022.

License Agreement with Evotec

In April 2021, Kazia entered into a worldwide exclusive licensing agreement and a master services agreement with Evotec SE (“Evotec”), a leading European drug discovery and development company, for EVT801, a small-molecule, first-in-class oncology drug candidate. Kazia expects to launch a phase I clinical trial of EVT801 in 2021. Evotec is headquartered in Hamburg, Germany, and listed on the Frankfurt Stock Exchange.

Under the terms of this agreement

•	Evotec has granted Kazia an exclusive license to develop, manufacture, and commercialize EVT801 in all territories and indications; and

•

Kazia made an upfront payment of €1 million (A$1.6 million), and will make contingent milestones of up to €308 million (A$480 million) related to achievement of clinical, regulatory, and commercial outcomes over the lifetime of the drug, and a tiered single-digit royalty on net sales.

EVT801 is a small-molecule inhibitor of VEGFR3. Its primary activity is to inhibit lymphangiogenesis, the formation of new lymphatic vessels around a growing tumor. Thus, EVT801 is expected to prevent the tumor from accessing vital nutrients and, as a result, to reduce metastasis. EVT801 also has marked activity on the immune system within the tumor and may therefore enhance the activity of immuno-oncology therapies.

Corporate information

Kazia Therapeutics Limited (formerly Novogen Limited) was incorporated in Australia in 1994. Our ordinary shares are listed on the Australian Securities Exchange (“ASX”) under the symbol “KZA” and our ADSs are listed on the Nasdaq Capital Market under the symbol “KZIA”.

Our principal executive offices are located at Level 24, Three International Towers, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia. Our telephone number is +61-2-9472-4101. Our corporate email address is info@kaziatherapeutics.com. Our website address is www.kaziatherapeutics.com. Information on our website and the websites linked to it do not constitute part of this prospectus or the registration statement to which this prospectus forms a part.

RISK FACTORS

Investment in the Securities involves significant risks. You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 20-F for the year ended June 30, 2020, as filed with the SEC, and all other information contained in, or incorporated by reference in, this prospectus and any prospectus supplement or related free writing prospectus before you decide to invest in the Securities. If any such risks were to actually occur, then our business, prospects, financial condition, results of operations and cash flow could be materially and adversely affected, thus potentially causing the trading price of any or all of our securities to decline and you could lose all or part of your investment.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that we own or that are complementary to our own.

Pending these uses, we intend to invest our net proceeds from this offering primarily in investment grade, interest-bearing instruments. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we may have upon completion of an offering or offerings. Accordingly, we will retain broad discretion over the use of these proceeds.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

DESCRIPTION OF SHARE CAPITAL

General

Kazia is a public corporation registered under the Australian Corporations Act 2001 (“Corporations Act”). Our corporate affairs are principally governed by our Constitution, the Corporations Act, the ASX Listing Rules and Nasdaq Marketplace Rules. Our ordinary shares trade on the ASX and our ADSs trade on the Nasdaq Capital Market.

The Australian law applicable to our Constitution is not significantly different than a U.S. company’s charter documents except we do not have a limit on our authorized share capital and the concept of par value is not recognized under Australian law as further discussed under the section titled “Our Constitution” below.

Subject to restrictions on the issue of securities under our Constitution, the Corporations Act, the ASX Listing Rules and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board of directors determine.

The rights and restrictions attaching to ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the ASX Listing Rules, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares are summarized below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings.

Changes to Our Share Capital

As of June 30, 2021, we had (i) 132,012,209 ordinary shares outstanding, (ii) convertible notes which in aggregate can convert into 1,865,000 ordinary shares upon certain trigger events occurring and (iii) 4,219,000 outstanding options and warrants to purchase an aggregate of 4,219,000 ordinary shares.

Since July 1, 2018, the following changes have been made to our ordinary share capital:

•

On October 24, 2018, we issued 8,900,001 ordinary shares at a price of A$0.38 per share in a private placement to sector-specialist institutional investors for an aggregate consideration of approximately A$3.4 million;

•	On November 9, 2018, we issued 2,820,824 ordinary shares in satisfaction of milestone results with respect to the share sale agreement for the acquisition of Glioblast Pty Ltd;

•	On November 23, 2018, we issued 2,036,227 ordinary shares at a price of A$0.38 per share in a share purchase plan for an aggregate consideration of approximately A$773,760;

•	On January 4, 2019, we issued 250,000 options at an exercise price of A$0.4925 per option to employees under our employee share option plan;

•	On November 1, 2019, we issued 10,000,000 ordinary shares at a price of A$0.40 per share in a private placement for an aggregate consideration of approximately A$4.0 million;

•

On November 13, 2019, we issued 1,200,000 options at an exercise price of A$0.4925 per option to employees under our employee share option plan. These options replaced 500,000 options with an exercise price of A$1.99 and 250,000 options with an exercise price of A$2.61;

•	On January 13, 2020, we issued 250,000 options at an exercise price of A$0.881 per option to employees under our employee share option plan;

•	On April 16, 2020, we issued 18,041,667 ordinary shares at a price of A$0.40 per share in a private placement for an aggregate consideration of approximately A$7.2 million;

•	On May 11, 2020, we issued 4,390,010 ordinary shares at a price of A$0.40 per share in a share purchase plan for qualifying shareholders for an aggregate consideration of approximately A$1.8 million;

•	On August 28, 2020, we issued 25,000 ordinary shares on conversion of options at an exercise price of A$0.4925 per option;

•

On October 12, 2020, we issued 20,525,820 ordinary shares at a price of A$0.80 per share in a private placement to institutional shareholders and investors for an aggregate consideration of approximately A$16.4 million;

•	On October 26, 2020, we issued 11,017,075 ordinary shares at a price of A$0.80 per share in a retail offer to Australian shareholders for an aggregate consideration of approximately A$8.8 million;

•

On November 13, 2020, we issued 1,200,000 options at an exercise price of A$1.13 per option and 800,000 options at an exercise price of A$0.881 per option to non-executive directors and employees under our employee share option plan;

•	On January 4, 2021, we issued 200,000 options at an exercise price of A$1.69 per option to employees under our employee share option plan;

•	On March 2, 2021, we issued 391,500 ordinary shares on conversion of options at an average exercise price of A$0.6351 per option for an aggregate consideration of approximately A$248,642;

•	On March 15, 2021, we issued 25,000 ordinary shares on conversion of option at an exercise price of A$0.4925 per option for an aggregate consideration of approximately A$12,313;

•	On April 28, 2021, we issued 3,037,580 ordinary shares in the form of ADSs at a price of US$13.17 per ADS in a public offering for an aggregate consideration of approximately US$4 million; and

•	On May 21, 2021, we issued 2,391,865 ordinary shares in satisfaction of a milestone related to the purchase of Glioblast Pty Limited.

Our Constitution

Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes of Kazia. Our Constitution is subject to the terms of the ASX Listing Rules and the Corporations Act. It may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders. Our Constitution is incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part.

Interested Directors

A director may not vote in respect of any contract or arrangement in which the director has, directly or indirectly, any material interest according to our Constitution. However, that director may execute or otherwise act in respect of that contract or arrangement notwithstanding any material personal interest.

Unless a relevant exception applies, the Corporations Act requires our directors at a board meeting to provide disclosure of certain interests or conflicts of interests and prohibits directors from voting on matters in which they have a material personal interest. In addition, the Corporations Act and the ASX Listing Rules require shareholder approval of certain benefits to or transactions with our directors, subject to exceptions.

Directors’ compensation

Our directors are paid fees for their services as directors (but excluding any remuneration payable to a director under any executive services contract with us or one of our related bodies corporate) which is determined in a general meeting of shareholders. The aggregate, fixed sum for directors’ fees is to be divided among the directors in such proportion as the directors themselves agree and in accordance with our Constitution. The maximum aggregate fixed sum fees for directors may not be increased except at a general meeting of shareholders and the particulars of the proposed increase are required to have been provided to shareholders in the notice convening the meeting. In addition, executive directors may be paid remuneration as employees of Kazia.

Fees payable to our non-executive directors must be by way of a fixed sum and not by way of a commission on or a percentage of profits or operating revenue. Remuneration paid to our executive directors must also not include a commission or percentage of operating revenue.

Pursuant to our Constitution, any director who performs services that in the opinion of our board of directors, are outside the scope of the ordinary duties of a director may be paid extra remuneration, which is determined by our board of directors.

In addition to other remuneration provided in our Constitution, all of our directors are entitled to be paid by us for reasonable travel accommodation and other expenses incurred by the directors in attending general meetings, board meetings, committee meetings or otherwise in connection with our business.

Borrowing powers exercisable by Directors

Pursuant to our Constitution, the management and control of our business affairs are vested in our board of directors. Our board of directors has the power to raise or borrow money, and charge any of our property or business or any uncalled capital, and may issue debentures or give any other security for any of our debts, liabilities or obligations or of any other person, in each case, in the manner and on terms it deems fit.

Retirement of Directors

Pursuant to our Constitution and the ASX Listing Rules, at least one director, other than the managing director, must retire from office at every annual general meeting. The director who retires in this manner is required to be the director longest in office since last being elected or re-elected. A director, other than the director who is the Chief Executive Officer, must retire from office at the conclusion of the third annual general meeting after which the director was elected, or at the next annual general meeting if the director was appointed by the board (rather than by a vote of shareholders). Retired directors are eligible for a re-election to the board of directors unless disqualified from acting as a director under the Corporations Act or our Constitution.

Rights and restrictions

The rights attaching to our ordinary shares are detailed in our Constitution. Our Constitution provides that our directors may issue shares with preferred, deferred or other special rights, whether in relation to dividends, voting, return of share capital or otherwise as our board of directors may determine. Subject to any approval which is required from our shareholders under the Corporations Act and the ASX Listing Rules, we may issue further shares on such terms and conditions as our board of directors resolves.

Dividend rights

Our board of directors may from time to time determine to pay dividends to shareholders. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for our benefit until claimed or otherwise disposed of in accordance with our Constitution.

Voting rights

Under our Constitution, and subject to any voting exclusions imposed under the ASX Listing Rules (which typically exclude parties from voting on resolutions to approve a transaction in which they have an interest), the rights and restrictions attaching to a class of shares, each shareholder has one vote on a show of hands at a meeting of the shareholders unless a poll is demanded under the Constitution or the Corporations Act. On a poll vote, each shareholder shall have one vote for each fully paid share and a fractional vote for each share held by that shareholder that is not fully paid, such fraction being equivalent to the proportion of the amount that has been paid to such date on that share. Shareholders may vote in person or by proxy, attorney or representative. Under Australian law, shareholders of a public company are not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting. Note that ADS holders may not directly vote at a meeting of the shareholders but may instruct the depositary to vote the number of deposited ordinary shares their ADSs represent.

Right to share in our profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends. Our board of directors may from time to time determine to pay dividends to the shareholders; however, no dividend is payable except in accordance with the thresholds set out in the Corporations Act.

Rights to share in the surplus in the event of liquidation

Our Constitution provides for the right of shareholders to participate in a surplus in the event of our liquidation, subject to the rights attaching to a class of shares.

No redemption provision for ordinary shares

There are no redemption provisions in our Constitution in relation to ordinary shares.

Variation or cancellation of share rights

Subject to the terms of issue of shares of that class, the rights attached to shares in a class of shares may only be varied or cancelled by either:

•	a special resolution passed by members holding shares in the class; or

•	the written consent of members with at least 75% of the shares in the class.

Directors may make calls for any amounts on unpaid shares

Our Constitution provides that, subject to the terms on which the shares have been issued, directors may make calls on a shareholder for amounts unpaid on shares held by that shareholder, other than monies payable at fixed times under the conditions of allotment.

General Meetings of Shareholders

General meetings of shareholders may be called by our board of directors. Except as permitted under the Corporations Act, shareholders may not convene a meeting. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. Notice of the proposed meeting of our shareholders is required at least 28 days prior to such meeting under the Corporations Act.

Foreign Ownership Regulation

There are no limitations on the rights to own securities imposed by our Constitution. However, acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975, or the FATA, which generally applies to acquisitions or proposed acquisitions:

•

by a foreign person (as defined in the FATA) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; and

•

by non-associated foreign persons that would result in such foreign persons having an aggregate interest in 40% or more of the issued shares of, or control of 40% or more of the voting power in, an Australian company, where the Australian company is valued above the monetary threshold prescribed by FATA.

However, no such review or approval under the FATA is required if the foreign acquirer is a U.S. entity or an entity from certain other countries and the value of the target is less than A$1,192 million, unless the company operates in certain sensitive industries. Exemptions do not apply to investments by foreign governments and their associated entities.

The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer may order the divestiture of such person’s shares or interest in shares in that Australian company.

Ownership Threshold

There are no provisions in our Constitution that require a shareholder to disclose ownership above a certain threshold. The Corporations Act, however, requires a shareholder to notify us and the ASX once it, together with its associates, acquires a 5% interest in our ordinary shares, at which point the shareholder will be considered to be a “substantial” shareholder. Further, once a shareholder owns a 5% interest in us, such shareholder must notify us and the ASX of any increase or decrease of 1% or more in its holding of our ordinary shares and must notify us and the ASX if it subsequently ceases to be a “substantial” shareholder. As Kazia is also an SEC-registrant, our shareholders who own more than a 5% beneficial interest are also subject to reporting requirements under the U.S. Securities Exchange Act.

Issues of Shares and Change in Capital

Subject to our Constitution, the Corporations Act, the ASX Listing Rules and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with preferred, deferred or other special rights and restrictions and for the consideration and other terms that the directors determine.

Subject to the requirements of our Constitution, the Corporations Act, the ASX Listing Rules and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital (provided that the reduction is fair and reasonable to our shareholders as a whole and does not materially prejudice our ability to pay creditors) or buy back our ordinary shares whether under an equal access buy-back or on a selective basis.

Change of Control

Takeovers of listed Australian public companies, such as Kazia, are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued voting shares in a listed company if the acquisition will lead to that person’s or someone else’s “voting power” (being the person’s relevant interests plus those of its associates) in Kazia’s issued shares increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

•	is the holder of the securities;

•	has power to exercise, or control the exercise of, a right to vote attached to the securities; or

•	has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time, a person has a relevant interest in issued securities and the person:

•	has entered or enters into an agreement with another person with respect to the securities;

•

has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition);

•	has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; or

•	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised;

then the other person is taken to already have a relevant interest in the securities.

There are a number of exceptions to the above prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

•	when the acquisition results from the acceptance of an offer under a formal takeover bid;

•

when the acquisition is conducted on market by or on behalf of the bidder under a takeover bid, the acquisition occurs during the bid period, the bid is for all the voting shares in a bid class and the bid is unconditional or only conditioned on prescribed matters set out in the Corporations Act;

•	when shareholders of Kazia approve the takeover by resolution passed at general meeting;

•

an acquisition by a person if, throughout the six months before the acquisition, that person or any other person has had voting power in Kazia of at least 19% and, as a result of the acquisition, none of the relevant persons would have voting power in Kazia more than three percentage points higher than they had six months before the acquisition;

•	when the acquisition results from the issue of securities under a pro rata rights issue;

•	when the acquisition results from the issue of securities under dividend reinvestment schemes;

•	when the acquisition results from the issue of securities under underwriting arrangements;

•	when the acquisition results from the issue of securities through operation of law;

•	an acquisition that arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market;

•	an acquisition arising from an auction of forfeited shares conducted on-market; or

•	an acquisition arising through a compromise, arrangement, liquidation or buy-back.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. The Australian Securities and Investments Commission, or ASIC, and the Australian Takeover Panel have a wide range of powers relating to breaches of takeover provisions or other circumstances deemed to be unacceptable (whether or not they involve a breach of the takeover provisions), including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act.

Access to and Inspection of Documents

Inspection of our records is governed by the Corporations Act. Any member of the public has the right to inspect or obtain copies of our registers on the payment of a prescribed fee. Shareholders are not required to pay a fee for inspection of our registers or minute books of the meetings of shareholders. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders. Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, has registered and delivered American Depositary Shares, also referred to as ADSs. Each ADS represents 10 ordinary shares (or a right to receive 10 ordinary shares) deposited with HSBC Bank Australia Limited, as custodian for the depositary. Each ADS may also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either:

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directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System; or

•	indirectly by holding a security entitlement in ADSs through your broker or other financial institution.

If you hold ADSs directly, you are a registered ADS holder, or ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Australian law governs shareholder rights. The depositary is the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons directly or indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which summarizes certain terms of your ADSs. A copy of the deposit agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the deposit agreement on the SEC’s website at http://www.sec.gov.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

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Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and can not be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution to the extent reasonably practicable and permitted under law. The depositary will only distribute whole ADSs. It will try to sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

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Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for such rights.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf all in accordance with your instructions. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay the exercise price and any other charges the rights require you to pay and comply with other applicable instructions.

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Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it determines is legal, fair and practical. If it cannot make the distribution in that way, the depositary may adopt another legal, fair and practical method. It may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or any other property to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person designated by you at the office of the custodian. In the alternative, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to you a statement confirming that you are the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the number of deposited ordinary shares your ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you upon our request. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date established by the depositary.

Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares underlying the ADSs. However, you may not know about the meeting with a sufficient amount of advance notice to withdraw the shares.

The depositary will attempt, as far as practical, subject to the laws of Australia and of our Constitution or similar documents, to vote or to have its agents vote the shares or other deposited securities represented by your ADSs as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay the depositary:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

•   Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

•   Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	• Any cash distribution to you

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you

$.05 (or less) per ADS per calendar year	• Depositary services

Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) • Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid. The depositary may collect any of its fees by deduction from any cash distribution payable to you.

From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from you, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

•  Reclassify, split up or consolidate any of the deposited securities

•  Distribute securities in respect of deposited shares that are not distributed to you

•  Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

The depositary may distribute some or all of the cash, shares or other securities it received. It may also ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary may initiate termination of the deposit agreement if at any time 60 days shall have expired after the depositary delivered to us a written resignation notice and a successor depositary has not been appointed and accepted its appointment, an insolvency event or delisting event occurs, or a termination option event has occurred or will occur. If termination of the deposit agreement is initiated, the depositary shall deliver a notice of termination to you setting a date for termination, which shall be at least 90 days after the date of that notice, and the deposit agreement shall terminate on that date. After termination, the depositary and its agents will do the following under the deposit agreement (but nothing else):

•	collect distributions on the deposited securities;

•	sell rights and other property; and

•	deliver shares and other deposited securities upon cancellation of ADSs.

At any time after termination, the depositary may sell any remaining deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to indemnify the relevant persons under the deposit agreement and to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; and

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-Release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions:

•	before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited;

•	the pre-release is fully collateralized with cash, or other collateral that the depositary considers appropriate;

•	the depositary must be able to close out the pre-release on not more than five business days’ notice; and

•	subject to all indemnities and credit regulations that the depositary deems appropriate.

In addition, the depositary has agreed to limit the number of ADSs that may be outstanding at any time as a result of pre-release to 30% of the ADSs outstanding under the deposit agreement, although the depositary may disregard the limit from time to time, if it thinks it is reasonably appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs, which ownership may be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Disclosure of Interests

We may from time to time request ADS holders to provide information as to the capacity in they own or owned ADSs and regarding the identity of any other persons then or previously interested in such ADSs and the nature of such interest. Each ADS holder agrees to provide any information of that kind that is requested by us or the depositary. To the extent that provisions of or governing the deposited securities or the rules or regulations of any governmental authority or securities exchange or automated quotation system may require the disclosure of beneficial or other ownership of deposited securities, other shares and other securities to us or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the depositary has agreed to use its reasonable efforts to comply with our written instructions in respect of any such enforcement or limitation.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares represented by ADSs in one or more series, together with other securities or separately, as described in the applicable prospectus supplement. A general description of terms and provisions of the warrants we may offer is included below. A prospectus supplement and warrant agreement will contain specific terms of any warrants.

The prospectus supplement relating to any warrants will contain, as applicable, the following:

•	the designation, amount and terms of the securities purchasable on exercise of the warrants;

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants, if applicable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms;

•	any material U.S. federal or Australian income tax consequences;

•	the identity of the warrant agent and of any other depositaries, paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the date from and after which the warrants and the ordinary shares will be separately transferable, if applicable;

•	the minimum or maximum amount of the warrants that may be exercised at any time, if applicable;

•	any information with respect to book-entry procedures;

•	any anti-dilution provisions of the warrants;

•	any redemption or call provisions of the warrants; and

•	any additional terms of the warrants, including procedures and limitations with regard to the exercise and exchange of the warrants.

PLAN OF DISTRIBUTION

We may sell the Securities in any one or more of the following ways from time to time, including any combination thereof:

•	to or through underwriters;

•	to or through dealers;

•	to our shareholders under a rights entitlement offering;

•	through agents; or

•	directly to purchasers, including our affiliates.

The prospectus supplement relating to a particular offering of our Securities will set forth the terms of such offering, including:

•	the type of Securities to be offered;

•	the name or names of any underwriters, dealers or agents and the amounts of the Securities underwritten or purchased by each of them;

•	the purchase price of the offered Securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial offering price;

•	any discounts or concessions allowed or reallowed to be paid to dealers; and

•	any securities exchanges on which the offered Securities may be listed.

Any initial offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (FINRA), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate value of the securities offered pursuant to this prospectus.

The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If the Securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the Securities. If underwriters are utilized in the sale of the Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of the Securities will be obligated to purchase all of those Securities if they purchase any of those Securities.

We may grant to the underwriters options to purchase additional Securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those Securities.

If a dealer is utilized in the sale of the Securities in respect of which this prospectus is delivered, we will sell those Securities to the dealer as principal. The dealer may then resell those Securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase the Securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the Securities will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

Offers to purchase the Securities may be solicited directly by us and the sale of those Securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those Securities. The terms of any sales of this type will be described in the related prospectus supplement.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase Securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the Securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the Securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of the Securities, persons participating in the offering, such as any underwriters, may purchase and sell the Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the Securities, and syndicate short positions involve the sale by underwriters of a greater number of Securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Securities sold in the offering for their account may be reclaimed by the syndicate if the Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If Securities are sold by means of a rights entitlement offering, the prospectus supplement will set forth the terms and conditions of any such rights entitlement offering, including the manner in which it will be conducted and details on how our shareholders can participate in any such offering. A rights entitlement offering conducted under applicable Australian rules and regulations is a pro rata offering of additional securities to all our eligible shareholders, as at a specified record date. Under applicable ASX Listing Rules, shareholder approval is not required for a pro rata rights entitlement offering.

EXPENSES

Set forth below is an itemization of the estimated expenses currently expected to be incurred in connection with the issuance and distribution of the Securities. The amounts in the table below are estimates, with the exception of the SEC registration fee. Additional expenses relating to offerings of particular Securities are not included in the table below. Each prospectus supplement describing an offering of Securities will provide estimated expenses related to the Securities offered under that prospectus supplement.

SEC registration fee	$10,910
Legal fees and expenses	30,000
Accounting fees and expenses	10,000
Printing expenses	5,000
Other miscellaneous fees and expenses	2,000

Total	$57,910

LEGAL MATTERS

The validity of the Securities and certain other legal matters will be passed upon for us by Rimôn Law, our Australian and US counsel.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton Audit Pty Ltd., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public limited company incorporated under the laws of Australia. Certain of our directors are non-residents of the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for you to:

•	effect service of process within the United States upon our non-U.S. resident directors or on us;

•

enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

•

enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws.

With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.

The disclosure in this section is not based on the opinion of counsel.

We have appointed Vcorp Services, LLC as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means we are able to disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

•	our Annual Report on Form 20-F for the fiscal year ended June 30, 2020 (filed on October 22, 2020);

•

the descriptions of our ordinary shares and the American Depositary Shares representing the ordinary shares that are contained in Item 10.B. “Additional Information - Memorandum and Articles of Association” and Item 12.D “Description of Securities other than Equity Securities - American Depositary Shares” in our Annual Report on Form 20-F for the fiscal year ended June 30, 2020 (filed on October 22, 2020)

•	any annual report on Form 20-F filed with the SEC after the date of this prospectus;

•	our Current Report on Form 6-K, furnished to the SEC on March 24, 2021, relating to our half yearly report for the half year ended December 31, 2020;

•	any half yearly report on Form 6-K furnished to the SEC after the date of this prospectus and prior to the termination of this offering of Securities; and

•

any other Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that those forms expressly state that we incorporate them by reference in this prospectus.

We have not authorized anyone else to provide you with additional or different information to the information included in and incorporated by reference to this prospectus and any prospectus supplement. You should rely only on the information provided by and incorporated by reference to this prospectus and any prospectus supplement.

Upon written or oral request, we shall provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the documents that are incorporated by reference to this prospectus but not delivered with this prospectus. You may request a copy of these filings by contacting us at Kazia Therapeutics Limited, Three International Towers, Level 24, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia, Attention Company Secretary, telephone +61-437 376 171.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have a registration statement on Form F-3 filed with the SEC, including relevant exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits. As this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement, its exhibits and the documents incorporated by reference for further information with respect to us and our securities. All information we file with the SEC is available through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC’s website at www.sec.gov. Information filed with the SEC may also be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please visit the SEC’s website at www.sec.gov for further information on the SEC’s Public Reference Room.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Our annual report on Form 20-F for the year ending June 30, 2020, has been filed with the SEC and an annual report on Form-20-F for subsequent years will be due within four months following the fiscal year end.

We are not required to disclose certain other information that is required from U.S. domestic issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and Regulation FD (Fair Disclosure), which was adopted to ensure that select groups of investors are not privy to specific information about an issuer before other investors.

We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by companies filing as a domestic issuer, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, companies filing as a domestic issuer. We are liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

We will also be subject to the informational requirements of the ASX. Our public filings with the ASX are electronically available from the ASX website (www.asx.com.au).

Only the specific documents incorporated by reference above, or incorporated by reference in any prospectus supplement, are to be deemed incorporated by reference into this prospectus and the registration statement of which it is a part. No information available on or through our website, or any other website reference herein, shall be deemed incorporated by reference into this prospectus.

DISCLOSURE OF SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Kazia, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Kazia Therapeutics Limited

2,620,000 American Depositary Shares representing 26,620,000 Ordinary Shares

Pre-funded Warrants to Purchase up to 1,824,445 American Depositary Shares

Up to 1,824,445 American Depositary Shares representing 18,244,450 Ordinary Shares underlying the Pre-funded Warrants

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

The date of this prospectus supplement is November 30, 2023